Exhibit 3.45

Exhibit 3.45

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775)684 5708

Website: secretaryofstate.blz

Filed in the office of Ross Miller Secretary of State State of Nevada

Document Number 20070397069-63

Filing Date and Time 06/07/2007 12:05 PM

Entity Number E0401312007-3

Articles of Organization

Limited-Liability Company

(PURSUANT TO NRS 86)

USE BLACK INK ONLY- DON NOT HIGHLIGHT. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company (must contain approyed limitted-liability company wording: see instructions)

Fort Street Health Holdings LLC

2. Resident Agent Name and street Address:

National Registered Agents, Inc. of Nevada

Name

1000 East William Street

Carson City Nevada 89106

(MANDATORY) Physical Street Address City Zip Code

(OPTINAL) Mailing Address City State Zip Code

3. Dissolution Date: (OPTIONAL-see instructions) Latest date upon which the company is to dissolve (if existence is not perpetual): perpetual

4, Management: (check one) Company shall be managed by: Manager(s) OR Member(s)

5. Name and Address of Manager(s) or Member:

(attach additional page as necessary)

The Ensign Group, Inc.

Name

27101 Puerta Real, Suite 450 Mission Viejo Ca 92691

Address City State Zip Code

Name

Address City State Zip Code

Name

Address City State Zip Code

6. Name, Addresses and Signature of Organizer: (if more than one organizer attach additional page)

Daniel H Walker,Organizer

Name Signature

27101 puerta Real, suite 450 Mission Viejo ca 92691

Address City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named limited-liability company

JoAn T. Petty, Assistant Secretary Date June 7, 2007 Authorized Signature of R.A. or On Behalf of R.A. Company

Nevada Secretary of State Form LLC Are 2007 Revised on 01/01/07

This form must be accompanied by appropriate fees.

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE

BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER

FORT STREET HEALTH HOLDINGS LLC E0401312007-3

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF JUN, 2014 TO JUN, 2015

*100401*

Filed in the office of

Document Number

20140485611-62

Ross Miller Secretary of State State of Nevada

Filing Date and Time

07/03/2014 11:31 AM

Entity Number

E0401312007-3

(This Document was filed electronically)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY-DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov**

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list or them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year.

4. State business license fee is $200.00 Effective 2/1/2010, $100 00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State

6 Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to; Secretary of State, 202 North Carson Street. Carson City. Nevada 89701-4201. (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

001—Governmental Entity

005-Motion Picture Company

006—NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees.

NAME

CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL, SUITE 400, USA MISSION VIEJO CA 92691

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent Intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member In furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for tiling in the Office of the Secretary of State.

WILLIAM WAGNER Title Date

CHIEF FINANCIAL OFFICER 7/3/2014 11:31:18 AM

Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13